Exhibit 5.2

Ortoli | Rosenstadt LLP	366 Madison Avenue, 3rd Fl.
New York, NY 10017
tel: (212) 588-0022
fax: (212) 826-9307

December 4, 2023

Vision Marine Technologies Inc.

730 Boulevard du Curé-Boivin

Boisbriand, Québec J7G 2A7, Canada

Ladies and Gentlemen:

We are acting as United States legal counsel to Vision Marine Technologies Inc., a Québec corporation (the “Company”), in connection with the registration statement on Form F-1 (the “Registration Statement”), including all amendments and supplements thereto, and accompanying prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering by the Company of (i) common shares, no par value per share, (collectively the “Shares” and each a “Share”) (ii)  warrants to purchase common shares (collectively, the “Common Warrants”) and (iii) pre-funded warrants to purchase (the “Pre-Funded Warrants”). The Shares, the Common Warrants and Pre-Funded Warrants are to be sold by the Company pursuant to an underwriting agreement, substantially in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”) to be entered into by and between the Company and Joseph Gunnar & Co., LLC., acting as the sole book-running manager for the offering and as representative of the several underwriters (the “Representative”). The Company is also registering (i) warrants to purchase up to 5% of the Shares sold in the offering to be issued to the Representative as compensation pursuant to the Underwriting Agreement (the “Representative’s Warrants”), and (ii) the common shares of the Company issuable upon exercise of the Underwriters’ Warrants (the “Representative’s Warrant Shares”). The Common Warrants shall be governed under the terms of a Warrant Agreement (the “Warrant Agreement”) by and between the Company and VStock Transfer, LLC.

This opinion is being furnished to you in connection with the Registration Statement.

In connection with this opinion, we have examined the following documents:

1.the Registration Statement,
2.the form of the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement,
3.the form of the Representative’s Warrant Agreement filed as Exhibit 4.2 to the Registration Statement,
4.the form of the Pre-Funded Warrants filed as Exhibit 4.5 to the Registration Statement,
5.the form of the Warrant Agreement, and
6.such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below.

For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined, (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents and (iii) that all relevant documents have been, or will be, validly authorized, executed, delivered and performed by all of the relevant parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and have assumed that such statements and representations are true, correct, and complete without regard to any qualification as to knowledge or belief. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

Ortoli | Rosenstadt LLP

December 1, 2023

Subject to the foregoing and the qualifications set forth in the Registration Statement, we are of the opinion that each of

(i)	the Representative’s Warrants, when issued, executed and delivered in accordance with the terms of the Underwriting Agreement as described in the Registration Statement,
(ii)	the Warrant Agreement when issued, executed and delivered in accordance as described in the Registration Statement,
(iii)	the Common Warrants when issued, executed and delivered in accordance with the terms of the Underwriting Agreement and the Warrant Agreement as described in the Registration Statement and
(iv)	the Pre-Funded Warrants when issued, executed and delivered in accordance with the terms of the Underwriting Agreement as described in the Registration Statement will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms under the law of New York.

Our opinion is limited to the application of the laws of the State of New York, the Securities Act and the rules and regulations of the SEC promulgated thereunder only and we express no opinion with respect to the applicability of other federal laws, the laws of other countries, the laws of any state of the United States or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any federal securities laws except as specifically set forth herein, or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any federal securities laws except as specifically set forth herein. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, any court. It is possible that contrary positions may be asserted and that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,
/s/ Ortoli Rosenstadt
Ortoli Rosenstadt LLP